Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-123544), and Registration Statements on Form S-8 (File Nos. 333-125292, 333-133247 and 333-133248) of Sears Holdings Corporation of our report dated March 4, 2005, relating to the consolidated financial statements and schedule of Kmart Holding Corporation and subsidiaries which appears in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Troy, Michigan
March 27, 2007